UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):April 29, 2021 (April 28, 2021)

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.Results of Operations and Financial Condition.

On April 29, 2021, Amarin Corporation plc (“Amarin”) issued a press release announcing its financial results for the three months ended March 31, 2021 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information in this report furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on April 29, 2021, Amarin announced that Joseph T. Kennedy plans to retire from his position as Amarin’s Executive Vice

President, General Counsel and Strategic Initiatives and Secretary.  Amarin has initiated a search for a new general counsel and Mr. Kennedy will remain in his roles until August 1, 2021 (or such later date as mutually agreed by Mr. Kennedy and Amarin) (the “Retirement Date”), as described in the transitional services and separation agreement entered into between Mr. Kennedy and Amarin on April 28, 2021 (the “Separation Agreement”). Mr. Kennedy will also provide transitional services to Amarin at least until October 31, 2021, subject to extension as set forth in the Separation Agreement, unless Mr. Kennedy sooner resigns or Amarin terminates his employment, or he and Amarin mutually agree in writing to extend Mr. Kennedy’s employment (the period concluding on the actual last date of his employment, the “Transition Period”). Mr. Kennedy’s retirement is at his initiative and there is no disagreement between Mr. Kennedy and the company, the chief executive officer or Amarin’s board of directors (the “Board”).

Following the Retirement Date and throughout the Transition Period, Mr. Kennedy will work approximately 30% of a full-time executive employee and his base salary will be reduced by 50%, except in connection with an extension as set forth in the Separation

Agreement, in which case Mr. Kennedy will continue to work full time and be paid his full salary throughout the Transition Period.

Pursuant to and conditioned upon Mr. Kennedy’s compliance with the Separation Agreement, following the Transition Period, Mr.

Kennedy will become a consultant to Amarin and be reasonably available to provide consulting services on an as-needed basis to

Amarin, as mutually agreed, until March 31, 2022, subject to extension as set forth in the Separation Agreement, or as may otherwise be agreed to in writing by Mr. Kennedy and the Board (such period, the “Consulting Period”).

Pursuant to and conditioned upon Mr. Kennedy’s compliance with the Separation Agreement, (a) Mr. Kennedy will be eligible for a

2021 annual bonus, calculated on a pro rata basis based on his 2021 service and subject to the achievement of Amarin’s Board approved corporate goals and (b) Mr. Kennedy’s outstanding equity awards will continue to vest through the Transition Period and during the Consulting Period (and in accordance with Amarin’s equity incentive plans, his stock options shall continue to be exercisable, to the extent vested, until the earlier of 12 months following the last day of his service relationship with Amarin and the original 10-year expiration date for such vested options).  Mr. Kennedy will also be entitled to certain other benefits and obligations as provided in the Separation Agreement, including certain benefits continuation.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation

Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 29, 2021, Amarin issued a press release regarding the retirement of Mr. Kennedy, which press release is furnished herewith as Exhibit 99.2 to this report.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item  9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transitional Services and Separation Agreement between Joseph T. Kennedy and Amarin Corporation plc, dated April 28, 2021
99.1	Press Release (results of operations), dated April 29, 2021 (furnished herewith)
99.2	Press Release (GC retirement), dated April 29, 2021 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*     *      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021	Amarin Corporation plc

	By:	/s/ John F. Thero
John F. Thero
President and Chief Executive Officer